UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

Zoned Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2016, Zoned Colorado Properties, LLC (“Zoned Colorado”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with American Green, Inc.  (the “Tenant”) and Herbal Elements, LLC (“Herbal Elements”) pursuant to which the parties agreed to the material terms of a lease agreement to be entered into by the parties.

Pursuant to the terms of the LOI, the parties will execute a lease agreement consistent with the terms of the LOI no later than 90 days after effective date of the LOI, which is the date that is three business days after the mutual execution and delivery of the LOI by Zoned Colorado and the Tenant. The lease agreement will provide for the lease of approximately 15,000 square feet of space (the “Premises”) by Zoned Colorado to the Tenant.

The parties agreed that Zoned Colorado’s total projected budget for constructing the Tenant improvements and developing the Premises is an amount equal to or less than $1,250,000, with such additional amounts subject to approval by Tenant. The cost of the Tenant improvements will be paid by Zoned Colorado.

Pursuant to the terms of the LOI, the monthly rent for the Premises will be as follows:

Months 1-6	-	$32,500
Months 7-12	-	$37,500
Months 13-60	-	$43,125
Months 61-120	-	$45,625
Months 121-180	-	$50,000

The LOI and execution of the lease agreement are subject to certain contingencies, including that Zoned Colorado must obtain commercially reasonable financing for the development of the Premises and the construction of the Tenant improvements, acquisition by Zoned Colorado of written approval of all due diligence and underwriting matters required by Zoned Colorado and/or its lender, acquisition of necessary zoning and land use entitlements, and the Tenant’s obtaining written approval from the Colorado Marijuana Enforcement Division of approval to operate the Premises as a medical or recreational marijuana cultivation and production facility on behalf of Herbal Elements.

The foregoing description of the LOI is not a complete description of all of the parties’ rights and obligations under the LOI and is qualified in its entirety by reference to the LOI, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2016, the Company issued a press release concerning entry into the LOI. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this current report on Form 8-K.

Exhibit No.	Description
10.1	Binding Letter of Intent entered into on May 17, 2016 between Zoned Colorado Properties, LLC, American Green, Inc. and Herbal Elements, LLC.
99.1	Press release of Zoned Properties, Inc. dated May 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: May 19, 2016	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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